UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Medical Action Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDICAL ACTION INDUSTRIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 5, 2004

To the Stockholders of

MEDICAL ACTION INDUSTRIES INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MEDICAL ACTION INDUSTRIES INC. will be held on Thursday, August 5, 2004 at the NASDAQ MarketSite, 4 Times Square, 43rd Street & Broadway, New York, New York 10036 at 9:00 a.m. (the “Annual Meeting”), for the following purposes:

1.	To elect two directors to serve in Class II until the Annual Meeting of Stockholders in 2007 and a nominee to serve in Class III until the Annual Meeting of Shareholders in 2005;

2.	To consider and act upon a proposal to approve amendments to the Company’s 1994 Stock Incentive Plan (the “Incentive Plan”) to require (i) stock awards granted thereunder not vest prior to one (1) year if based upon performance criteria; and three (3) years pro rata if time based; (ii) any such restriction not be waived except under certain circumstances; and, (iii) Stockholder approval in order to materially amend or increase any benefit under the Incentive Plan;

3.	To consider and act upon the ratification of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2005; and

4.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Tuesday, June 15, 2004 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote electronically via the Internet or telephone as described in greater detail in the Proxy Statement. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,

Richard G. Satin Vice President of Operations and General Counsel

Dated:	Hauppauge, New York
June 22, 2004

EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR COMPLETE AND EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

MEDICAL ACTION INDUSTRIES INC.

800 Prime Place

Hauppauge, New York 11788

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held August 5, 2004

This Proxy Statement is furnished to stockholders of MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the NASDAQ MarketSite, 4 Times Square, 43rd Street & Broadway, New York, New York 10036, on Thursday, August 5, 2004 at 9:00 a.m., New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about July 1, 2004.

Instead of submitting your proxy with the paper proxy card, you may be able to vote electronically by telephone or via the Internet. If you vote by telephone or Internet, it is not necessary to return your proxy card. See “Voting Via the Internet or By Telephone” on page 18 of this Proxy Statement, or the instructions on the proxy card, for further details. Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a broker or bank.

A stockholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any stockholder attending the Annual Meeting and entitled to vote may vote in person whether or not said stockholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposals described herein. Those voting via the Internet, or by telephone may also revoke their proxy by attending the Annual Meeting or by voting again, at a later time, via the Internet, by telephone, or by submitting the proxy in accordance with the instructions thereon.

Voting Rights and Votes Required

At the close of business on June 15, 2004, the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Annual Meeting, the Company had outstanding, approximately 10,245,036 shares of its Common Stock, par value $.001 per share (“Common Stock”). The holders of such Common Stock are entitled to one vote for each share held on the Record Date.

Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. However, approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card and are not considered to be shares “entitled to vote” (other than for quorum purposes). Accordingly, abstentions will have the same effect as votes against these matters, while non-votes will not be included in vote totals and will have no effect on the outcome of these matters.

Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders.

If your proxy is properly dated, executed and returned, your shares will be voted at the Annual Meeting in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the three nominees to the Board of Directors;

•	FOR the Amendments to the Company’s 1994 Stock Incentive Plan; and

•	FOR the ratification of the appointment of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2005.

The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

Deadline of Receipt of Stockholders Proposals for 2005 Annual Meeting

As a Company Stockholder, you are entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”). If you intend to present a proposal at our 2005 Annual Meeting of Stockholders, the proposal must be received by the Company no later than April 1, 2005 to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If you intend to submit a proposal for the 2005 Annual Meeting of Stockholders that is not eligible for inclusion in the Proxy Statement relating to that meeting, and you fail to give the Company notice in accordance with the requirements set out in the Securities Exchange Act of 1934 as amended, then the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company’s 2005 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information with regard to beneficial ownership of the Company’s Common Stock (i) by each beneficial owner of five percent or more of the Company’s Common Stock known by management; (ii) each Director; (iii) each executive officer of the Company; and (iv) all executive officers and Directors of the Company as a group. For a description of the method used to determine such beneficial ownership, see footnote (2) to the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2) Common Stock		Percent of Class If More than 1.0% (2) Common Stock
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,388,423	(3)	13.6%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	623,400	(4)	6.1%

Paul D. Meringolo 800 Prime Place Hauppauge, New York	779,750	(5)(6)(7)	7.5%

Richard G. Satin 800 Prime Place Hauppauge, New York	239,355	(5)	2.3%

Daniel F. Marsh 800 Prime Place Hauppauge, New York	163,350	(5)	1.6%

Eric Liu 800 Prime Place Hauppauge, New York	324,000	(5)	3.1%

Dr. Philip F. Corso 475 Algonquin Road Fairfield, Connecticut	15,500		—

Dr. Thomas A. Nicosia 1615 Northern Boulevard Manhasset, New York	24,500		—

Bernard Wengrover 100 Jericho Quadrangle Jericho, New York	10,000		—

Directors and executive officers as a Group (7 Persons)	1,556,455		14.7%

(1)	Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2)	Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options. Accordingly, the number of shares and percentage set forth opposite each stockholder’s name in the above table include the shares of Common Stock issuable upon exercise of presently exercisable stock options under the Company’s stock option plans, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of exercise. However, the shares of Common Stock so issuable upon such exercise by any such stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.

(3)	According to Schedule 13G/A, dated February 16, 2004, filed with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that at December 31, 2002 (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. was the beneficial owner of 784,475 shares of Common Stock in its capacity as investment advisor to various registered investment companies (the “Fidelity Funds”) (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds); and (ii) Fidelity Management Trust Company, a bank that is wholly-owned by FMR Corp., was the beneficial owner of 597,800 shares of Common Stock.

(4)	According to Schedule 13G, dated February 4, 2004, filed with the Securities and Exchange Commission by Royce & Associates, LLC (“Royce”), as of December 31, 2003, Royce was the beneficial owner of 623,400 shares of common stock with sole voting and dispositive power.

(5)	Does not include 57,028 shares, 25,919 shares, 19,139 shares and 11,108 shares acquired by Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu, respectively, pursuant to the Medical Action Industries Inc. 401(k) Retirement Plan as of March 31, 2004.

(6)	Includes 14,935 shares owned by Mr. Meringolo’s children, as to which he disclaims beneficial ownership.

(7)	Includes the right to acquire an additional 300,000 shares pursuant to an option granted by the Company’s former Chairman of the Board. These options may be exercised on or before October 22, 2007 at $5.00 per share.

MANAGEMENT

Officers of the Company

The Company’s executive officers are as follows:

Name	Age	Position Held with the Company
Paul D. Meringolo	46	Chairman of the Board (Chief Executive Officer) and President

Richard G. Satin	49	Vice President of Operations, General Counsel and Corporate Secretary

Daniel F. Marsh	46	Vice President of Sales and Marketing

Eric Liu	44	Vice President of International Operations

All of the executive officers of the Company hold office at the pleasure of the Board of Directors.

Mr. Daniel F. Marsh, has been employed by the Company for more than the past ten years in various sales and marketing positions. Mr. Marsh was appointed Vice President of Sales and Marketing in February 1994 and for the period between April 1, 1993 until February 1994 was Vice President of International Operations.

Mr. Eric Liu, has been employed by the Company for more than the past ten years in various positions relating to the international procurement of raw materials and the manufacture of certain of the Company’s products. Mr. Liu was appointed Vice President of International Operations in June 1998. Mr. Liu received a Bachelor of Science degree from The National Taiwan Marine University and a Master of Science degree in Transportation Management from the State University of New York.

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of between three and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at five. The Directors named below in Class II are presently Directors of the Company and have been nominated for election as Directors of the Company until the Annual Meeting of Stockholders in 2007 or until their successors are chosen and qualified. Dr. Thomas A. Nicosia, whose term as a Class I Director will expire in August 2006, has decided to retire from the Board of Directors effective August 5, 2004. The Board thanks him for his past contributions and extends its best wishes in his future endeavors. Mr. William W. Burke is a nominee for the first time and the Board has nominated him for election by the Stockholders as a Class III Director, with a term expiring in 2005 or until his successor is chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as Directors of the aforesaid nominees, unless either shall be unavailable, in which event such shares may be voted for a substitute nominee(s) designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. The following table sets forth the Directors of the Company.

Class I	Class II	Class III
(To Serve Until the Annual Meeting of Stockholders in 2006)	(To Serve Until the Annual Meeting of Stockholders in 2004)	(To Serve Until the Annual Meeting of Stockholders in 2005)
Richard G. Satin	Bernard Wengrover	Dr. Philip F. Corso

Dr. Thomas A. Nicosia	Paul D. Meringolo	William W. Burke (nominee)

Biographical Information

The following information is submitted concerning each member of the Board of Directors.

Mr. William W. Burke, a first time nominee to the Board of Directors, has been Chief Financial Officer, Treasurer and Secretary of Cholestech Corporation, a publicly traded medical products company, which is a leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and diabetes, since March 2001. For more than fifteen years prior thereto, Mr. Burke was a senior investment banker with such firms as Bear, Stearns & Co., Inc., Everen Securities, Inc. and Principal Financial Securities, where he was involved in over 60 advisory or financing transactions involving emerging growth companies in healthcare and other industry sectors. Mr. Burke holds a Bachelors of Business Administration degree in Finance from the University of Texas at Austin and a Masters of Business Administration degree from University of Pennsylvania’s Wharton Graduate Business School.

Dr. Philip F. Corso, a director of the Company since March 1984, has been associated with the Yale University School of Medicine for more than the past ten years and is presently an Assistant Clinical Professor of Surgery Emeritus. In addition, Dr. Corso is Senior Attending and Emeritus Chief of Plastic Surgery at Bridgeport and Norwalk Hospitals in Connecticut. Dr. Corso has also published numerous articles in professional journals on plastic and reconstructive surgery. He is a member of numerous national and international plastic surgery societies.

Paul D. Meringolo, a director and Chairman of the Board and Chief Executive Officer of the Company since October 1997, has been employed by the Company for more than the past twenty years in various executive positions. He also serves the Company as President (since November 1992), and previously held the position of Vice President of Operations from March 1989 to October 1991 and Senior Vice President (Chief Operating Officer) from October 1991 to November 1992.

Dr. Thomas A. Nicosia, a director of the Company since November 1985, has been a practicing cardiologist for more than the past ten years. Dr. Nicosia is a fellow of the American College of Cardiology and is affiliated with North Shore University Hospital in Manhasset, New York and is the former President of the Medical Staff of St. Francis Hospital in Roslyn, New York.

Mr. Richard G. Satin, previously a director of the Company from October 1987 to February 1992, was reappointed to the Board of Directors in February 1993. Mr. Satin has been employed by the Company as Vice President and General Counsel since January 1993 and has been Corporate Secretary of the Company since October 1991. In February 1994, Mr. Satin was appointed Vice President of Operations. Mr. Satin, a practicing attorney in the State of New York for more than the past fifteen years, was associated with the law firm of Blau, Kramer, Wactlar, Lieberman & Satin, P.C. from May 1983 to January 1993.

Mr. Bernard Wengrover, a director of the Company since October 1990, has been a certified public accountant in the State of New York for more than the past twenty years. Mr. Wengrover was the Company’s independent auditor from 1977 until March 31, 1989.

The Board of Directors of the Company recommends a vote FOR Mr. Wengrover and Mr. Meringolo as Class II Directors, and FOR the election of Mr. Burke as a Class III Director.

Board of Directors Meetings and Committees

The Board of Directors held seven meetings during the fiscal year ended March 31, 2004. The Company has an Audit, a Compensation, and a Nominating and Governance Committee. During fiscal 2004, the Audit Committee met two times; the Compensation Committee met one time and the Nominating and Governance Committee did not meet, as it formed subsequent to fiscal year end. All incumbent Director nominees attended 75% or more of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served, except for Dr. Nicosia who attended 57% of the meetings. All non-employee Directors are on each of the Committees of the Board of Directors. The Company’s stock option plans were administered by a Stock Option Committee until fiscal 2004, when its function was combined with the Compensation Committee.

Director Compensation

Directors’ Fees. Non-employee Directors receive a $1,000 monthly retainer, a $1,000 fee for each board meeting they attend, and a $500 fee for each telephonic Board Meeting they attend. Non-employee Directors also receive a $500 fee for each Committee Meeting they attend that is on the same day as a regular Board meeting (with the exception of the Chairman of each Committee who receives $1,000). For such Committee meetings that non-employee Directors attend that are not on the same day as a regular Board meeting, they receive a $1,000 fee for each meeting (with the exception of the Chairman of each Committee who receives $2,000). For telephonic Committee meetings that non-employee Directors attend, they receive a $500 fee for each meeting (with the exception of the Chairman of each Committee who receives $1,000).

Stock Options. In August 1996, stockholders approved the 1996 Non-Employee Directors Stock Option Plan, under which all Directors who are not also employees of the Company will be automatically granted each year at the Annual Meeting of Stockholders options to purchase 2,500 shares at the fair market value of the Company’s Common Stock on the date of grant. All options are exercisable from the date of grant.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and of the independent auditors. The Audit Committee recommends for approval by the Stockholders, a firm of independent certified public accountants whose duty is to examine the Company’s financial statements. The Audit Committee has the sole authority and responsibility to appoint, subject to Stockholder approval, compensate and oversee the independent auditors, and to pre-approve all engagements, fees and terms for audit and other services provided by the Company’s independent auditors. The independent auditors are accountable to the Audit Committee. Mr. Wengrover is Chair of the Audit Committee and is the “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee Charter, which was revised in May 2004, is available on the Company’s website at www.medical-action.com.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities with regard to executive compensation and oversight of the general compensation philosophy of the Company and prepares a report on executive compensation to the Company’s stockholders. It is responsible for reviewing and approving the objectives, evaluating the performance, and reviewing and recommending the compensation of the Chief Executive Officer to the Board. The Compensation Committee also administers the Company’s stock option plans. Mr. Wengrover is Chair of the Compensation Committee. The Compensation Committee Charter is available on the Company’s website at www.medical-action.com.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors under criteria approved by the Board. The committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders and may also recommend to the Board persons to be appointed by the Board or to be elected by the stockholders to fill any vacancies which occur on the Board. The Nominating and Governance Committee is responsible for periodically reviewing director compensation and benefits, reviewing corporate governance trends, and recommending to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate. The Nominating and Governance Committee also recommends directors to serve on and to chair the Board Committees and leads the Board’s appraisal process. Mr. Wengrover is Chair of the Nominating and Governance Committee. The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and governance Committee Charter is available on the Company’s website at www.medical-action.com.

Corporate Governance Matters

The Company is committed to adhering to sound principles of corporate governance and has adopted corporate governance principles that the Board believes promote the effective functioning of the Board of Directors, its committees and the Company.

Director Independence

The Board of Directors has determined that each director is independent, as defined for purposes of the Nasdaq listing standards, other than Mr. Meringolo, who is Chairman, Chief Executive Officer and President of the Company and Richard G. Satin, who is Vice President of Operations, General Counsel and Corporate Secretary. In making this determination, the Board affirmatively determined that each independent director or nominee had no relationship with the Company or management.

Director Nominations

In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from securities holders is the same as its process for unsolicited recommendations from other sources. All potential nominees must be considered by the Committee before being contacted by other Company directors or officers as possible nominees and before having their names formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by securities holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Secretary, Medical Action Industries Inc. 800 Prime Place, Hauppauge, New York 11788 by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending securities holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

The Nominating and Governance Committee believes that nominees should, in the judgment of he Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the Stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Company management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Nominating and Governance Committee also believes that the Board membership should include appropriate expertise, and reflect gender, cultural and geographical diversity as well as an appropriate mix of inside and independent directors.

Stockholder Communication with Board Members

The Board has established a process for securities holders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, Medical Action Industries Inc., 800 Prime Place, Hauppauge, New York 11788. All such communication will be forwarded to the Board member or members specified.

Director Presiding at Executive Sessions

Beginning in fiscal 2005, the Board of Directors will begin to schedule executive sessions without any management present. Mr. Wengrover, Chairman of the Nominating and Governance Committee will preside at these executive sessions of non-management directors.

Director Attendance at Annual Meeting

The Board’s policy regarding director attendance at the Annual General Meeting of Stockholders is that they are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In fiscal 2004, each director attended the Annual Meeting, except for Dr. Nicosia.

Corporate Governance Guidelines and Code of Ethics

Copies of the Company’s Corporate Governance Guidelines and Code of Ethics are available at the Company’s corporate governance website located at www.medical-action.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board of Directors. The following report concerns the Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

Except for Mr. Wengrover, the Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Committee serves as a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed the financial statements with management and the independent auditor, Grant Thornton LLP, management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee discussed with the Company’s senior management and independent auditor the review of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Principal Accounting Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission. The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission and the NASDAQ Stock Market.

The Company’s independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent auditor that firm’s independence.

Following the Committee’s discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended March 31, 2004 filed with the Securities and Exchange Commission.

The Audit Committee

Bernard Wengrover, Chairman

Dr. Philip F. Corso

Dr. Thomas A. Nicosia

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of the Company’s Chief Executive Officer (“CEO”) and each of the Company’s most highly compensated executive officers (referred to collectively with the CEO as the “named executives”) during the years ended March 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-term Compensation Awards
Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Comp. ($) (2)	Restricted Stock Awards ($) (3)	Options (#) (4)	LTIP Payments ($) (5)	All Other Compensation ($) (6) (7)
Paul D. Meringolo Chairman of the Board and CEO	2004 2003 2002	450,981 388,614 351,467	106,000 68,500 83,500	— — —	— — —	15,000 — 20,000	— — —	21,838 19,906 22,255

Richard G. Satin Vice President of Operations and General Counsel	2004 2003 2002	220,258 209,808 199,711	103,000 65,500 80,500	— — —	— — —	15,000 30,000 20,000	— — —	22,950 16,076 15,998

Daniel F. Marsh Vice President of Sales and Marketing	2004 2003 2002	229,701 216,836 206,475	112,000 74,500 89,500	— — —	— — —	15,000 30,000 20,000	— — —	11,596 12,389 11,625

Eric Liu Vice President of International Operations	2004 2003 2002	204,654 189,808 179,712	85,800 48,300 58,100	— — —	— — —	15,000 30,000 20,000	— — —	4,192 2,883 2,816

(1)	Includes Chairman of the Board and CEO and the other most highly compensated executive officers as measured by salary and bonus.

(2)	There were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the last year, (b) payment of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlements or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

(3)	Represents the dollar value of restricted shares granted during the year in question, calculated by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares awarded. No restricted stock was granted in the last three fiscal years. Dividends are paid in shares of restricted stock if and to the extent paid on the Company’s Common Stock generally.

(4)	Includes shares subject to options granted to Messrs. Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu under the Company’s 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan.

(5)	For fiscal 2004, 2003, and 2002, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

(6)	The Company has entered into an Employment Agreement with Mr. Paul D. Meringolo and Change of Control Agreements with Messrs. Paul D. Meringolo, Richard G. Satin and Daniel F. Marsh that may result in payments to each of them upon a change of control of the Company. These arrangements are described under “Management-Employment Agreement” and “Change of Control Arrangements”.

(7)	Includes, among other things, matching contributions under the Company’s 401(k) Retirement Plan, the cost to the Company of the non-business use of Company automobiles, interest-free loans and reimbursement of certain medical expenses which are payable to Mr. Paul D. Meringolo under his Employment Agreement.

Stock Option Information

Option Grant Table: The following table sets forth information concerning individual grants of stock options made to the named executives during the fiscal year ended March 31, 2004:

Individual Grants

	Options Granted (Shares) (1)	% of Total Options Granted to Employees in Fiscal 2004	Range of Exercise Prices ($/Share)	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name				5%($)	10%($)
Paul D. Meringolo	15,000	6%	$13.30	$55,118	$121,797

Richard G. Satin	15,000	6%	$13.30	$55,118	$121,797

Daniel F. Marsh	15,000	6%	$13.30	$55,118	$121,797

Eric Liu	15,000	6%	$13.30	$55,118	$121,797

(1)	All of the options in the above table were non-statutory stock options awarded under the 1994 Stock Incentive Plan. The stock options were granted to Messrs. Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu on May 29, 2003 and will be exercisable to the extent of 50% one year from the date of grant and 100% two years from date of grant. The stock options were granted at the closing price of the Company’s Common Stock as reported in the Wall Street Journal on the date of grant.

(2)	The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the Securities and Exchange Commission (the “SEC”) and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC’s rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company’s Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company’s Common Stock during the applicable period.

Aggregate Fiscal Year-End Option Value Table: The following table sets forth, with respect to the named executives, information concerning the exercise of options during the last fiscal year and unexercised options held as of March 31, 2004:

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Shares Underlying Unexercised Options at Fiscal Year End 2004		Value of Unexercised In-the-Money Options at Fiscal Year End 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Meringolo	65,000	$643,838	55,000	15,000	$940,525	$106,950

Richard G. Satin	120,000	$1,443,325	15,000	30,000	$115,200	$222,150

Daniel F. Marsh	65,000	$633,781	60,000	40,000	$891,425	$386,450

Eric Liu	65,000	$630,250	60,000	40,000	$891,425	$386,450

(1)	The value realized is the spread between the fair market value of the underlying shares on the date of exercise and the exercise price.

(2)	These values are calculated by subtracting the exercise price from the fair market value of the Company’s Common Stock as of fiscal year end.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Board Compensation Committee Report on Executive Compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and approves our executive compensation policies. The Compensation Committee administers our various incentive plans, including the 1994 Stock Incentive Plan and the 1989 Non-Qualified Stock Option Plan, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The compensation levels of our executive officers for fiscal year 2004, including base salary levels, potential bonuses and stock option grants were determined by the Compensation Committee at the beginning of the fiscal year. The following is a report of the Compensation Committee describing the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for fiscal year 2004.

General Compensation Philosophy

Our philosophy in setting compensation policies for our executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in Medical Action. The Compensation Committee currently uses base salary, annual cash incentives and stock options to meet these goals.

Cash Compensation

Base salary is primarily used by us as a device to attract, motivate, reward and retain highly skilled executives. The Compensation Committee reviewed and approved fiscal 2004 base salaries for our Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Compensation Committee based on an executive officer’s job responsibilities, level of experience, individual performance, contribution to the business, our financial performance for the past year and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies, based on each individual member’s industry experience. In reviewing base salaries, the Compensation Committee focuses significantly on each executive officer’s prior performance with us and expected contribution to our future success. In making base salary decisions, the Compensation Committee exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of each factor.

Each Named Executive Officer’s bonus is based on qualitative and quantitative factors and is intended to motivate and reward such Named Executive Officers by directly linking the amount of any cash bonus to specific company-based performance targets and specific individual-based performance targets. Annual incentive bonuses for Named Executive Officers are intended to reflect the Committee’s belief that a portion of the compensation of each Named Executive Officer should be contingent upon the performance of our company, as well as the individual contribution of each Named Executive Officer. The Compensation Committee establishes target bonuses for each Named Executive Officer. The Named Executive Officer, including Mr. Meringolo, must successfully achieve these performance targets which are submitted by management to the Compensation Committee for its evaluation and approval at the beginning of the fiscal year. The Company-based performance goals are tied to different indicators of our performance, such as operating results. The individual performance goals are tied to different indicators of such Named Executive Officer’s performance, such as our financial performance, new product development and increases in customer base. The Compensation Committee believes that the bonus arrangement provides an excellent link between our earnings performance and the incentives paid to the Named Executive Officers.

Equity-Based Compensation

The Compensation Committee provides our Named Executive Officers with long-term incentive compensation through grants of stock options under our 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan. The Compensation Committee believes that stock options provide our Named Executive Officers with the opportunity to purchase and maintain an equity interest in Medical Action and to share in the appreciation of the value of our Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. Such options also use vesting periods that encourage key executives to remain with Medical Action. All options granted to Named Executive Officers to date have been granted at the fair market value of our Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the named executive officer’s relative position and responsibilities, the individual performance of the named executive officer over the previous fiscal year and the anticipated contribution of the named executive officer to the attainment of our long-term strategic performance goals. The Committee also considers stock options granted in prior years. The Compensation Committee views stock option grants as an important component of our long-term, performance-based compensation philosophy.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (the “Code”) on the compensation paid to our named executive officers. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers. However, certain performance-based compensation is specifically exempt from the deduction limit. Although the compensation paid to each of the Company’s Named Executive Officers is well below such limit, the Company intends to take the necessary steps to conform its compensation to comply with the Code.

CEO Compensation

The Compensation Committee meets without the CEO present to evaluate his performance. When Paul D. Meringolo was elected to the additional posts of Chairman and CEO in 1997, his base salary remained the same, as he is being compensated pursuant to an employment agreement which presently covers the five year period ending March 31, 2008. For the fiscal year ended March 31, 2004, Mr. Meringolo was awarded incentive compensation, which together with his salary is consistent with the guidelines used for all of the Company’s executive officers.

The Committee has concluded that Mr. Paul D. Meringolo’s performance warrants the compensation for fiscal year ended March 31, 2004 as reflected in the Summary Compensation table on page 10.

The Compensation Committee

Bernard Wengrover, Chairman

Dr. Philip F. Corso

Dr. Thomas A. Nicosia

Stockholder Return Performance Graph

Set forth below is a line graph comparing the cumulative total return on the Company’s Common Stock against the cumulative total return of the Standard & Poor 500 Stock Index and Standard & Poor Healthcare (Medical Products and Supplies) Industry for the period of five years commencing April 1, 1999 and ending March 31, 2004.

The line graph assumes that $100 was invested on March 31, 1999 in the Company’s Common Stock, the Standard & Poor 500 Stock Index and Standard & Poor Health Care (Medical Products & Supplies) Index and that all dividends were reinvested.

Employment Agreement

In February, 1993, the Company entered into an Employment Agreement with Mr. Paul D. Meringolo. The Agreement, as amended, presently covers the five year period ending March 31, 2008 and provides for a salary at an annual rate of $250,000, together with cost of living increments and the reimbursement of medical expenses not otherwise covered by the Company’s medical plans, up to a maximum of $5,000. The Agreement further provides that in the event there is a change in control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, Mr. Meringolo has the option, exercisable within six months of becoming aware of such event, to terminate his Employment Agreement. Upon such termination, Mr. Meringolo has the right to receive as a lump sum payment an amount equal to the compensation remaining to be paid for the balance of the term of the Agreement.

1989 NON-QUALIFIED STOCK OPTION PLAN

The 1989 Non-Qualified Stock Option Plan (the “Plan”), which expires October 24, 2009, was approved by the stockholders in October 1990 and amended in September 1992, August 1996 and August 1998 and covers 2,150,000 shares of the Company’s Common Stock. Under the terms of the Plan, the purchase price of the shares subject to each option granted will not be less than 85% of the fair market value at the date of grant. The date of exercise may be determined at the time of grant by the Board of Directors, but may not exceed five (5) years and ten (10) years for options granted after August 1998. During fiscal 2004, options were granted under the Plan to purchase 5,000 shares of common stock, none of which were to the named executives, at an exercise price of $13.30 per share. As of June 15, 2004, 4,375 shares remain available for issuance under the Plan.

As the Company’s principal stock option plan, along with the Stock Incentive Plan, it is intended to serve as an additional incentive to all employees and key individuals to devote themselves to the future success of the Company by providing them with an opportunity to increase their proprietary interest in the Company through the receipt of options to purchase the Company’s Common Stock.

Subject to the terms of the Plan, the Board of Directors or the Stock Option Committee may determine and designate those employees, consultants and Directors who are to be granted stock options under the Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Stock Option Committee shall also, subject to the express provisions of the Plan, have authority to interpret the Plan and to prescribe, amend, and rescind the rules and regulations relating to the Plan.

PROPOSED AMENDMENTS TO THE COMPANY’S 1994 STOCK INCENTIVE PLAN

At the Annual Meeting there will be presented to stockholders a proposal amending its 1994 Stock Incentive Plan (the “Incentive Plan”). A copy of the proposed amendments is attached hereto as Exhibit “A”. The proposed amendments will require:

•	Restricted stock awards granted thereunder not vest prior to one (1) year if based upon performance criteria; and three (3) years pro rata if time based;

•	Stockholder approval in order to materially amend or increase any benefit under the Incentive Plan;

•	Any such restriction period may not be waived by the Committee, except for a change in control, death or disability of a participant.

The Incentive Plan was approved by the stockholders in August 1994 and amended in August 1998, August 2001 and August 2003. The Incentive Plan increases the Company’s flexibility in structuring equity-based incentive compensation by broadening the types of incentive awards that may be made, the granting of incentive stock options, shares of restricted stock and non-qualified stock options. The Board of Directors believes that a flexible plan is needed to fashion equity-based incentives consistent with the Company’s philosophy of linking executive compensation to total stockholder returns and the long-term financial performance of the Company.

During fiscal 2004, options were granted under the Incentive Plan to purchase 233,500 shares of common stock, of which 60,000 shares were to the named executives, at an exercise price of $13.30. As of June 15, 2004, 314,000 shares remain available for issuance under the Incentive Plan. No restricted stock awards have been granted in the past three fiscal years.

The Incentive Plan is administered by the Nominating and Corporate Governance Committee (the “Committee”). The Committee determines the persons to whom, and the times at which, awards will be granted, the type of awards to be granted and all other related terms and conditions of the awards, subject to the limitations described below and set forth in the Incentive Plan. The terms and conditions of each award are set forth in a written agreement with a participant or a written program established by the Committee. All officers and key employees of the Company and its affiliates are eligible to participate in the Incentive Plan.

The number of shares of Common Stock reserved under the Incentive Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalization and similar events.

The per share exercise price of any options may not be less than the fair market value of a share of Common Stock at the time of grant. Once an option is granted, the exercise price may not be reduced and an option may not be exchanged for a new option with a lower exercise price.

Upon the approval by the Stockholders of this proposal, the Committee will not be able to accelerate the vesting of stock awards, except in the case of a “Change in Control” (as defined in the Incentive Plan), death or disability of the participant. The Committee will continue to be authorized to accelerate the vesting date exercisability of stock options.

In addition, as a result of the proposed amendments, the Committee may not materially amend or increase any benefit under the Incentive Plan without the approval of the stockholders. No termination or amendment of the Incentive Plan without the consent of the holder of an award shall adversely affect the rights of the participant.

Medical Action Industries Inc. Retirement Plan

The Company has adopted, effective April 1, 1988, the Medical Action Industries Inc. Retirement Plan (the “Retirement Plan”) for certain employees pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company are eligible to participate in the Retirement Plan. Subject to the terms and conditions of the Retirement Plan, each eligible employee may contribute up to 15% of his compensation, as defined therein. Each participant’s contribution vests immediately.

In addition, the Retirement Plan provides for discretionary Company contributions, up to a maximum of 6% of such participant’s compensation. Each participant’s portion of the discretionary contribution vests over a period of four years.

For the fiscal year ended March 31, 2004, contributions under the Retirement Plan for Messrs. Meringolo, Satin, Marsh and Liu were approximately $3,346, $2,250, $2,394 and $2,380, respectively, and $10,370 for all officers as a group.

Change in Control Arrangements

The Company has entered into agreements with three of its executive officers, Messrs. Paul D. Meringolo, Satin and Marsh, which provide certain benefits in the event of a change in control of the Company. A “change in control” of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his employment, the executive is entitled to a severance payment equal to three times (i) such executive’s highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive. In addition, the executive is entitled to the continuation of all employment benefits for a three-year period, the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law.

Prior to a change in control, the rights and obligations of the executive with regard to his employment by the Company shall be determined in accordance with the policies and procedures adopted from time to time by the Company. The agreements deal only with certain rights and obligations of the executive subsequent to a change in control, and the existence of the agreement shall not be treated as raising any inference with respect to what rights and obligations exist prior to a change in control.

RATIFICATION OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Grant Thornton LLP, independent certified registered public accounting firm, to examine financial statements of the Company for the fiscal year ending March 31, 2005. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of this appointment. If the stockholders fail to ratify this appointment, the Board of Directors will reconsider its selection.

Grant Thornton LLP has been our independent accountants since 1998. A representative of Grant Thornton LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended March 31, 2004 and 2003 by the Company’s principal accounting firm, Grant Thornton LLP.

	March 31,
Description	2004	2003
Audit fees	$114,065	$80,789
Tax fees	36,935	43,277
All other fees	3,775	5,970

Total	$154,775	$130,036

Audit Fees

In fiscal 2004 and 2003, these services consisted of fees billed for professional services rendered for the audit of our financial statements, review of the interim financial statements included in quarterly reports and review of the Company’s proxy statement. In 2003 these services also included accounting research and review on the Company’s S-8 Registration Statement in connection with the Incentive Plan. Additionally, in 2004 and 2003 these services included services to review and research accounting issues associated with the Company’s acquisitions and assistance with the related 8-K filings. All other fees pertained to research associated with doing business in certain foreign countries.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax planning and the preparation of various tax returns and advice on other tax related matters.

SEC rules effective May 6, 2003 require all audit and non-audit engagements provided by our independent auditor, Grant Thornton LLP, be approved by the Company’s Audit Committee. The Audit Committee has considered such non-audit fees, and has determined that such fees are compatible with maintaining Grant Thornton LLP’s independence.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Grant Thornton LLP as our independent certified public accountants.

CERTAIN TRANSACTIONS

As of March 31, 2004 loans to named executives amounted to $553,305 versus $1,493,575 at March 31, 2003 due to Messrs. Meringolo and Satin fully repaying the balance of their loans in the amounts of $545,938 and $394,332, respectively. In addition, the aggregate balance of such loans due from Mr. Marsh in the amount of $427,630 were repaid in June 2004. The remaining outstanding loan due from Mr. Liu, related to the exercise of stock options, aggregating approximately $126,000, bears interest at 7%, and is due in May of 2006.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Pursuant to Section 16(a) of the Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of the Company’s Common Stock (“reporting persons”) are required from time to time to file with the Securities and Exchange Commission (the “Commission”) reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon its review of the copies of such reports furnished to the Company, or written representations received by the Company that no other reports were required, the Company believes during fiscal 2004 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Act of 1934.

Voting Via the Internet or By Telephone

Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a bank or broker. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by such Stockholder utilizing such services.

Shares Registered Directly in the Name of the Stockholder

Stockholders with shares of Common Stock registered directly with the Company’s transfer agent, American Stock Transfer & Trust Company (“AmStock”), may vote telephonically by calling 1-800-PROXIES (1-800-776-9437) on a touch tone telephone, or via the Internet at AmStock’s voting site on the World Wide Web (www.voteproxy.com). A Control Number located on the proxy card will be utilized to verify your identity, allow you to vote your shares of Common Stock, and confirm that your voting instructions have been properly recorded.

Shares Registered in the Name of a Brokerage Firm or Bank

A number of brokerage firms and banks are participating in a program that also offers telephone and Internet voting options. This program is likely different from the program provided by AmStock for the Company’s shares of Common Stock registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank which participates in an electronic voting program, you may vote those shares telephonically or via the Internet by following the instructions provided on your proxy card.

ADDITIONAL INFORMATION

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Stockholder proposals with respect to the Company’s next Annual Meeting of Stockholders must be received by the Company no later than April 1, 2005 to be considered for inclusion in the Company’s next Proxy Statement.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not to be considered proxy-soliciting material.

By Order of the Board of Directors,

Richard G. Satin Vice President of Operations and General Counsel

Dated:	Hauppauge, New York
June 22, 2004

EXHIBIT A

PROPOSED AMENDMENT TO THE MEDICAL ACTION INDUSTRIES INC.

1994 STOCK INCENTIVE PLAN

The Medical Action Industries Inc. 1994 Stock Incentive Plan (the “Incentive Plan”) is hereby amended as follows:

1.	Section 3.3 is hereby amended and restated in its entirety as follows:

“Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Committee determines, provided, however, no Stock Award shall vest prior to one (1) year if based upon performance criteria and three (3) years pro rata if time based. The certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall not have the power to permit, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant, except in the case of a Change of Control, death or disability of the Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment. In the event that shares of Stock subject to Stock Awards are forfeited by a Participant, such shares of Stock may again be subject to a new Stock Award under the Plan.”

2.	Section 5.7 is hereby amended and restated in its entirety as follows:

“Termination and Amendment of the Plan. The Board of Directors may not materially amend or increase any benefit under the Plan without stockholder approval; provided, however, that the Board of Directors may terminate the Plan. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.”

3.	Effective Date. The effective date of this Amendment to the Incentive Plan shall be August 5, 2004.

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICAL ACTION INDUSTRIES INC.

August 5, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

NOMINEES:

FOR ALL NOMINEES O Bernard Wengrover O Paul D. Meringolo

WITHHOLD AUTHORITY O William W. Burke FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. Approve Amendments to 1994 Stock Incentive Plan.

3. Approval of the ratification of Grant Thornton LLP as independent public auditors of the Company for the fiscal year ending March 31, 2005

4. In their discretion, such other business as may properly come before this meeting.

The shares represent by this Proxy will be voted as specified.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES, APPROVAL OF THE AMENDMENTS TO 1994 STOCK INCENTIVE PLAN, AND THE APPROVAL OF THE RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2005. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

MEDICAL ACTION INDUSTRIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul D. Meringolo and Richard G. Satin, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Medical Action Industries Inc. (the “Company”) to be held on Thursday, August 5, 2004 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned directed below, and in their discretion upon such other matters as may be come before the meeting.

(Continued and to be signed on the reverse side)

14475